EXECUTION VERSION
Exhibit 99.2

STORM RECOVERY PROPERTY PURCHASE AND SALE AGREEMENT

by and between

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C.,

Issuer

and

ENTERGY NEW ORLEANS, INC.,

Seller

Dated as of July 22, 2015

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS

SECTION 1.01.	Definitions 1

SECTION 1.02.	Other Definitional Provisions 1
ARTICLE II
CONVEYANCE OF STORM RECOVERY PROPERTY

SECTION 2.01.	Conveyance of Storm Recovery Property 2

SECTION 2.02.	Conditions to Conveyance of Storm Recovery Property 3
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.01.	Organization and Good Standing 4

SECTION 3.02.	Due Qualification 4

SECTION 3.03.	Power and Authority 4

SECTION 3.04.	Binding Obligation 5

SECTION 3.05.	No Violation 5

SECTION 3.06.	No Proceedings 5

SECTION 3.07.	Approvals 5

SECTION 3.08.	The Storm Recovery Property. 6

SECTION 3.09.	Limitations on Representations and Warranties 10

SECTION 3.10.	Waiver of Legal Warranties 10
ARTICLE IV
COVENANTS OF THE SELLER

SECTION 4.01.	Existence 10

SECTION 4.02.	No Liens 11

SECTION 4.03.	Delivery of Collections 11

SECTION 4.04.	Notice of Liens 11

SECTION 4.05.	Compliance with Law 11

SECTION 4.06.	Covenants Related to Storm Recovery Bonds and Storm Recovery Property. 12

SECTION 4.07.	Protection of Title 13

SECTION 4.08.	Nonpetition Covenants 13

SECTION 4.09.	Taxes 14

SECTION 4.10.	Issuance Advice Letter 14

SECTION 4.11.	Tariff 14

SECTION 4.12.	Notice of Breach to Rating Agencies, Etc. 14

SECTION 4.13.	Use of Proceeds 14

SECTION 4.14.	Further Assurances 14
ARTICLE V
THE SELLER

SECTION 5.01.	Liability of Seller; Indemnities. 14

SECTION 5.02.	Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller 16

SECTION 5.03.	Limitation on Liability of Seller and Others 17
ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.01.	Amendment 18

SECTION 6.02.	Council Condition 18

SECTION 6.03.	Notices 19

SECTION 6.04.	Assignment 20

SECTION 6.05.	Limitations on Rights of Third Parties 20

SECTION 6.06.	Severability 20

SECTION 6.07.	Separate Counterparts 20

SECTION 6.08.	Waivers 20

SECTION 6.09.	Headings 21

SECTION 6.10.	Governing Law 21

SECTION 6.11.	Assignment to Indenture Trustee 21

SECTION 6.12.	Limitation of Liability 21

EXHIBITS

Exhibit A	Form of Bill of Sale

This STORM RECOVERY PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of July 22, 2015, is between Entergy New Orleans Storm Recovery Funding I, L.L.C., a Louisiana limited liability company (the “Issuer”), and Entergy New Orleans, Inc., a Louisiana corporation duly authorized and qualified to do and doing business in the State of Louisiana (together with its successors in interest to the extent permitted hereunder, the “Seller” or “ENO”).
RECITALS
WHEREAS, the Issuer desires to purchase the Storm Recovery Property created pursuant to the Storm Recovery Securitization Law;
WHEREAS, the Seller is willing to sell the Storm Recovery Property to the Issuer;
WHEREAS, the Issuer, in order to finance the purchase of the Storm Recovery Property, will issue the Storm Recovery Bonds under the Indenture; and
WHEREAS, the Issuer, to secure its obligations under the Storm Recovery Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Storm Recovery Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I	DEFINITIONS

SECTION 1.01.    Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and The Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee (the “Indenture Trustee”) and in its separate capacity as securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.02.    Other Definitional Provisions.
(a)All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(b)The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the terms “includes” and “including” shall mean “includes without limitation” and “including without limitation”, respectively.
(c)The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE IICONVEYANCE OF STORM RECOVERY PROPERTY
SECTION 2.01    Conveyance of Storm Recovery Property. (a) In consideration of the Issuer’s delivery to or upon the order of the Seller of $95,756,618, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the Storm Recovery Property described in the Financing Order (such sale, transfer, assignment, setting over and conveyance of the Storm Recovery Property includes, to the fullest extent permitted by the Storm Recovery Securitization Law, the right to impose, bill, charge, collect and receive Storm Recovery Charges and the assignment of all revenues, collections, claims, rights to payment, payments, money or proceeds of or arising from the Storm Recovery Charges related to the Storm Recovery Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 1230 of the Storm Recovery Securitization Law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Storm Recovery Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Storm Recovery Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Storm Recovery Property to the Issuer and (ii) as provided in Section 1230(4) of the Storm Recovery Securitization Law, appropriate financing statements have been filed and such transfer is perfected against Customers owing payment of Storm Recovery Charges, creditors of the Seller, subsequent transferees, and all other third parties, notwithstanding the absence of actual knowledge of or notice to the Customers of the sale, assignment, or transfer. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 1230 of the Storm Recovery Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of such Storm Recovery Property and as the creation of a security interest (within the meaning of the Storm Recovery Securitization Law and the Louisiana UCC) in the Storm Recovery Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Storm Recovery Property to the Issuer, the Seller hereby grants a security interest in all right, title and interest of the Seller in and to the Storm Recovery Property described in the Financing Order, to the Issuer (and, to the extent necessary to qualify the grant as a security interest under the Storm Recovery Securitization Law and the Louisiana UCC, to the Indenture Trustee for the benefit of the Secured Parties to secure the right of the Issuer under the Basic Documents to receive the Storm Recovery Charges and all other Storm Recovery Property).
(a)Subject to Section 2.02, the Issuer does hereby purchase the Storm Recovery Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02.    Conditions to Conveyance of Storm Recovery Property. The obligation of the Issuer to purchase Storm Recovery Property on the Closing Date shall be subject to the satisfaction or waiver by the Issuer of each of the following conditions:
(i)on or prior to the Closing Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the Storm Recovery Property to be conveyed on the Closing Date;
(ii)on or prior to the Closing Date, the Seller shall have received the Financing Order creating the Storm Recovery Property;
(iii)as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by the sale of the Storm Recovery Property to the Issuer and the Seller is not aware of any pending insolvency with respect to itself;
(iv)(a) as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); and (b) on and as of the Closing Date no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing, and no Servicer Default shall have occurred and be continuing;
(v)as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Storm Recovery Property to be conveyed on such date and (B) all conditions set forth in the Indenture to the issuance of the Storm Recovery Bonds intended to provide such funds shall have been satisfied or waived;
(vi)on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Storm Recovery Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings under the Storm Recovery Securitization Law or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Storm Recovery Bond Collateral and maintain such security interest as of such date;
(vii)the Seller shall have delivered to the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies;
(viii)the Seller shall have received and delivered to the Issuer and the Indenture Trustee: (i) an opinion of Independent tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Storm Recovery Bonds will be treated as debt of the Issuer’s sole owner for United States federal income tax purposes, and (ii) an opinion of Independent tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that, for United States federal income tax purposes, the issuance of the Storm Recovery Bonds will not result in gross income to the Seller. The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such letter rulings and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;
(ix)on and as of the Closing Date, each of the LLC Agreement, the Servicing Agreement, this Agreement, the Administration Agreement, the Indenture, the Financing Order, any issued Tariff and the Storm Recovery Securitization Law shall be in full force and effect;
(x)the Storm Recovery Bonds shall have received a rating or ratings as required by the Financing Order; and
(xi)the Seller shall have delivered to the Indenture Trustee and the Issuer an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02.

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF SELLER
Subject to Section 3.09, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Storm Recovery Property. The representations and warranties shall survive the sale and transfer of Storm Recovery Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.
SECTION 3.01.    Organization and Good Standing. The Seller is a corporation duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate or other power and authority to obtain the Financing Order and own, sell and transfer the Storm Recovery Property.

SECTION 3.02.    Due Qualification. The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03.    Power and Authority. The Seller has the requisite power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04.    Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05.    No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not: (i) conflict with or result in any breach of any of the terms and provisions of, or otherwise constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents or any indenture or other agreement or instrument to which the Seller is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien created pursuant to Section 1231 of the Storm Recovery Securitization Law); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

SECTION 3.06.    No Proceedings. There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Storm Recovery Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the Storm Recovery Bonds, (ii) seeking to prevent the issuance of the Storm Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Storm Recovery Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the Storm Recovery Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Storm Recovery Bonds as debt.

SECTION 3.07.    Approvals. Except for continuation filings under the UCC and other filings under the Storm Recovery Securitization Law, no governmental approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

SECTION 3.08.    The Storm Recovery Property.
(a)Information. Subject to subsection (f) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Storm

Recovery Property (including the Expected Amortization Schedule, the Financing Order and the Issuance Advice Letter relating thereto) is true and correct in all material respects.
(b)Title. It is the intention of the parties hereto that (other than for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfers and assignments herein contemplated each constitute a sale and absolute transfer of the Storm Recovery Property from the Seller to the Issuer and that no interest in, or right or title to, the Storm Recovery Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Storm Recovery Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Storm Recovery Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it that includes a description of collateral including the Storm Recovery Property other than any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer. On the Closing Date, immediately prior to the sale of such Storm Recovery Property hereunder, the Seller is the original and sole owner of the Storm Recovery Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.
(c)Transfer Filings. On the Closing Date, immediately upon the sale hereunder, the Storm Recovery Property shall be validly transferred and sold to the Issuer, the Issuer shall own all such Storm Recovery Property free and clear of all Liens (except for any Lien created in favor of the Indenture Trustee on behalf of the Holders pursuant to Section 1231 of the Storm Recovery Securitization Law and under the Basic Documents) and all filings and action to be made or taken by the Seller (including, without limitation, filings with Louisiana UCC Filing Officer under the Storm Recovery Securitization Law) necessary in any jurisdiction to give the Issuer a perfected ownership interest, and in the case that the last sentence of Section 2.01(a) is operative, a perfected security interest (subject to any Lien created in favor of the Indenture Trustee on behalf of the Holders pursuant to Section 1231 of the Storm Recovery Securitization Law and under the Basic Documents) in the Storm Recovery Property have been made or taken. No further action is required to maintain such ownership interest (subject to any Lien created in favor of the Indenture Trustee on behalf of the Holders pursuant to Section 1231 of the Storm Recovery Securitization Law and under the Basic Documents) and to give the Indenture Trustee a first priority perfected security interest in the Storm Recovery Property. All filings and action have also been made or taken to perfect the security interest in the Storm Recovery Property granted by the Seller to the Issuer (subject to any Lien created in favor of the Indenture Trustee on behalf of the Holders pursuant to Section 1231 of the Storm Recovery Securitization Law and under the Basic Documents) and, to the extent necessary, the Indenture Trustee pursuant to the last sentence of Section 2.01(a), in the case of the Storm Recovery Property.
(d)Financing Order, Issuance Advice Letter and Tariff; Other Approvals. On the Closing Date, under the laws of the State of Louisiana and the United States in effect on such Closing Date, (i) the Financing Order pursuant to which the rights and interests of the Seller have been created, including the right to impose, bill, charge, collect and receive the Storm Recovery Charges, and the interest in and to the Storm Recovery Property transferred on such date is Final and non-appealable and is in full force and effect and is irrevocable by its terms; (ii) as of the issuance of the Storm Recovery Bonds, the Storm Recovery Bonds are entitled to the protection provided in the Storm Recovery Securitization Law and the Financing Order and Council’s concurrence in the Issuance Advice Letter is not revocable by the Council; (iii) as of the issuance of the Storm Recovery Bonds, the Tariff is in full force and effect and is not subject to modification by the Council except as provided under Section 1228(C)(4) and Section 1228(F) of the Storm Recovery Securitization Law and the Financing Order; (iv) the process by which the Financing Order creating the Storm Recovery Property transferred on such date was adopted and approved, and such Financing Order, Issuance Advice Letter and Tariff themselves, comply with all applicable laws, rules and regulations, the Home Rule Charter and the Louisiana Constitution; (v) the Issuance Advice Letter and the Tariff relating to the Storm Recovery Property transferred on such date have been filed in accordance with the Financing Order creating the Storm Recovery Property transferred on such date and an officer of the Seller has provided the certification to the Council required by the Issuance Advice Letter; and (vi) no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the Storm Recovery Property transferred on such date, except those that have been obtained or made.
(e)State Action. Under the Storm Recovery Securitization Law, the State of Louisiana and the Louisiana Legislature have made the State Pledge and the Council has made the Council Pledge. Under the laws of the State of Louisiana and the United States, (x) the State of Louisiana could not constitutionally repeal or amend the Storm Recovery Securitization Law or take any other action contravening the State Pledge and creating an impairment (without, as the Storm Recovery Securitization Law requires, providing full compensation by law for the full protection of the Storm Recovery Charges collected pursuant to the Financing Order and full protection of the Holders or any assignee or financing party), unless such impairment clearly is a reasonable and necessary exercise of the State of Louisiana’s sovereign powers based upon reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action, (y) under the takings clauses of the United States and Louisiana Constitutions, the State of Louisiana would be required to pay just compensation to Holders, if the State Legislature repealed or amended the Storm Recovery Securitization Law or took any other action contravening the State Pledge, if the court determines doing so constituted a permanent appropriation of a substantial property interest of the Holders of the Storm Recovery Property and deprived the Holders of their reasonable expectations arising from their investments in the Storm Recovery Bonds, and (z)  under the laws of the State of Louisiana, the Council Pledge (i) creates a binding contractual obligation of the City of New Orleans for purposes of the contract clauses of the United States and Louisiana Constitutions, and (ii) provides a basis upon which the Holders could challenge successfully any action of the Council of a legislative character, including the rescission or amendment of the Financing Order or the Council seeking to have the City acquire portions of some or all of ENO’s electric distribution facilities, that such court determines violates the Council Pledge in a manner that substantially reduces, limits or impairs the value of the Storm Recovery Property or the Storm Recovery Charges, prior to the time that the Storm Recovery Bonds are paid in full and discharged, unless there is a judicial finding that the Council action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority. There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the Storm Recovery Bonds.
(f)Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Storm Recovery Charges are reasonable and are made in good faith.
(g)Creation of Storm Recovery Property. Upon the effectiveness of the Financing Order, the rights and interests of the Seller under the Financing Order as specified in Ordering Paragraph 11 thereof, including the right to impose, bill, charge, collect and receive the Storm Recovery Charges authorized in the Financing Order, but excluding the right to seek to recover certain Upfront Financing Costs from other rates and charges and excluding the Seller’s rights, subject to the terms of the Indenture, to receive its servicing fee under the Servicing Agreement and its administration fee under the Administration Agreement and to receive a return on amounts in the Capital Subaccount (collectively, “reserved rights”), became Storm Recovery Property and constitutes a present contract right vested in the Seller. Upon the effectiveness of the Financing Order, the Issuance Advice Letter and the Tariff with respect to the Storm Recovery Property and the transfer of such Storm Recovery Property pursuant to this Agreement: (i) the Storm Recovery Property constitutes a present contract right vested in the Issuer; (ii) the Storm Recovery Property includes (A) the rights, title and interests of the Seller under the Financing Order (except for reserved rights as defined above)

and in the Storm Recovery Charges and (B) the right to impose, bill, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the Financing Order and in Section 4.01(a) of the Servicing Agreement) of such Storm Recovery Charges, and the rates and other charges authorized by the Financing Order and all revenues, collections, claims, payments, money or proceeds of or arising from the Storm Recovery Charges; (iii) the owner of the Storm Recovery Property is legally entitled to bill Storm Recovery Charges and collect payments in respect of the Storm Recovery Charges in the aggregate sufficient to pay the interest on and principal of the Storm Recovery Bonds in accordance with the Indenture, to pay the fees and expenses of servicing the Storm Recovery Bonds and other Ongoing Financing Costs described in the Financing Order, and to replenish the Capital Subaccount to the Required Capital Level until the Storm Recovery Bonds are paid in full or until the last date permitted for the collection of payment in respect of the Storm Recovery Charges under the Financing Order; and (iv) the Storm Recovery Property is not subject to any Lien other than the lien created by the Basic Documents.
(h)Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Storm Recovery Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.
(i)Prospectus. As of the date hereof, the information describing the Seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in the prospectus dated July 9, 2015, and under the caption “The Seller, Sponsor and Servicer” in the prospectus supplement dated July 14, 2015, in each case, relating to the Storm Recovery Bonds is true and correct in all material respects.
(j)Solvency. After giving effect to the sale of the Storm Recovery Property hereunder, the Seller:
(i)is solvent and expects to remain solvent;
(ii)is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;
(iii)is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;
(iv)reasonably believes that it will be able to pay its debts as they come due; and
(v)is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.
(k)No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Storm Recovery Securitization Law, the Financing Order, the Issuance Advice Letter, the Storm Recovery Property or the Storm Recovery Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.
(l)No Proceedings Concerning the Storm Recovery Securitization Law. Except as disclosed in the Prospectus, there are no proceedings pending, and to the Seller’s knowledge, (i) there are no proceedings threatened and (ii) there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Issuer or the Seller or their respective properties challenging the Storm Recovery Securitization Law or the Financing Order.
(m)Survival of Representations and Warranties The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement, and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.09.    Limitations on Representations and Warranties. Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT, THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED STORM RECOVERY CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS, THAT AMOUNTS ACTUALLY COLLECTED ARISING FROM THOSE STORM RECOVERY CHARGES WILL IN FACT BE SUFFICIENT TO MEET THE PAYMENT OBLIGATIONS ON THE STORM RECOVERY BONDS OR THAT THE ASSUMPTIONS USED IN CALCULATING SUCH STORM RECOVERY CHARGES WILL IN FACT BE REALIZED.

SECTION 3.10.    Waiver of Legal Warranties. The Seller makes no representation or warranty, express or implied, as to the solvency of any Customer on the Closing Date or as to the future solvency of any Customer. Further, the Issuer waives any right to rescind this Agreement or any conveyance pursuant to this Agreement in case of insolvency of any Customer, regardless of any actual or implied knowledge by the Seller at any time of the insolvency of any Customer. Additionally, the Issuer agrees that this Agreement is not subject to a suspensive condition under Louisiana Civil Code Article 2450, notwithstanding that the imposition and collection of Storm Recovery Charges depends upon future acts such as the Servicer performing its servicing functions relating to the collection of Storm Recovery Charges, the future provision of electric service to Customers, and the future consumption by Customers of electricity.

ARTICLE IV	COVENANTS OF THE SELLER

SECTION 4.01.    Existence. Subject to Section 5.02, so long as any of the Storm Recovery Bonds are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to own and operate its transmission and distribution system (or, if by law, the Seller is no longer required to own and/or operate both the transmission and distribution systems, then the Seller’s distribution system) in order and to the extent required to provide electric services to the Customers. Nothing in this Section 4.01 shall prohibit the Seller from selling, assigning or otherwise divesting any of its properties or assets; provided that in the event that the Seller sells, assigns or otherwise divests of all or any portion of its transmission and distribution system required to provide electric service to the Customers (or, if by law, the Seller is no longer required to own and/operate both the transmission and distribution systems, if the Seller sells, assigns or otherwise divests all or any portion of its distribution system required to provide electric service to the Customer), then the entity acquiring such distribution (and if owned and/or operated jointly, transmission) facilities is either required by law or agrees by contract to continue operating the facilities to provide electric services to Customers, and, provided further that the conditions of Section 5.02 are satisfied.

SECTION 4.02.    No Liens. Except for the conveyances hereunder or any Lien under Section 1231 of the Storm Recovery Securitization Law for the benefit of the Issuer (as the Issuer) and the Secured Parties, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the Storm Recovery Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the Storm Recovery Property against all claims of third parties claiming through or under the Seller. ENO, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Storm Recovery Property.

SECTION 4.03.    Delivery of Collections. In the event that the Seller receives Collections in respect of the Storm Recovery Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee. If the Seller becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, the Seller and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude Storm Recovery Charges from any receivables or other assets pledged or sold under such arrangement. In the event that the Seller receives any payment in respect to its electric distribution system as a result of the exercise of the powers of eminent domain by any municipality, ENO shall deposit with the Indenture Trustee that portion of the proceeds ENO may receive from the appropriation of its Customers and allocated to the Storm Recovery Property to be applied as directed by the Servicer, as provided in Section 5.02(f) of the Servicing Agreement.

SECTION 4.04.    Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the Storm Recovery Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien under Section 1231 of the Storm Recovery Securitization Law or the Louisiana UCC for the benefit of the Issuer or the Secured Parties.

SECTION 4.05.    Compliance with Law. The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Storm Recovery Property or under any of the other Basic Documents to which the Seller is party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

SECTION 4.06.    Covenants Related to Storm Recovery Bonds and Storm Recovery Property.
(a)So long as any of the Storm Recovery Bonds are outstanding, the Seller shall treat the Storm Recovery Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes.
(b)Solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the Storm Recovery Bonds are outstanding, the Seller agrees to treat the Storm Recovery Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the Senior Secured Storm Recovery Bond Collateral unless otherwise required by appropriate taxing authorities.
(c)So long as any of the Storm Recovery Bonds are outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the Storm Recovery Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).
(d)So long as any of the Storm Recovery Bonds are outstanding, the Seller shall not own or purchase any Storm Recovery Bonds.

(e)So long as the Storm Recovery Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.
(f)The Seller agrees that, upon the sale by the Seller of the Storm Recovery Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including applicable Council Regulations and the Storm Recovery Securitization Law, the Issuer shall have all of the rights originally held by the Seller with respect to the Storm Recovery Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of the Storm Recovery Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer directly to the Issuer shall discharge such Customer’s obligations, if any, to the Seller in respect of the Storm Recovery Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.
(g)So long as any of the Storm Recovery Bonds are outstanding, (i) in all proceedings relating directly or indirectly to the Storm Recovery Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Storm Recovery Property that is inconsistent with the ownership interest of the Issuer (other than for financial accounting, state or federal regulatory or tax purposes), (iii) the Seller shall not take any action in respect of the Storm Recovery Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, (iv) the Seller shall not sell storm recovery property under a separate financing order in connection with the issuance of additional storm recovery bonds pursuant to the Storm Recovery Securitization Law unless the Rating Agency Condition shall have been satisfied, and (v) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

SECTION 4.07.    Protection of Title. The Seller shall execute and file such filings, including, without limitation, filings with the Louisiana UCC Filing Officer pursuant to the Storm Recovery Securitization Law, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest (and in the case that the last sentence of Section 2.01(a) is operative, the security interest) of the Issuer and security interest of the Indenture Trustee in the Storm Recovery Property, including, without limitation, all filings required under the Storm Recovery Securitization Law and the UCC relating to the transfer of the ownership of the rights and interest in the Storm Recovery Property by the Seller to the Issuer (and in the case that the last sentence of Section 2.01(a) of the Sale Agreement is operative, the security interest granted by the Seller to the Issuer) or the pledge of the Issuer’s interest in such Storm Recovery Property to the Indenture Trustee. The Seller shall deliver or cause to be delivered to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the Council, the State of Louisiana or any of their respective agents, of any of their obligations or duties under the Storm Recovery Securitization Law, the Financing Order or the Issuance Advice Letter, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties (including the exercise of eminent domain powers by the City) which, if successfully pursued, would result in a breach of any representation or warranty set forth in Article III or any covenant set forth in Article IV and (ii) to block or overturn any attempts to cause a repeal of, rescission of, modification of or supplement to the Storm Recovery Securitization Law, the Financing Order, the Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties. The costs of any such actions or proceedings will be payable as an Operating Expense of the Issuer.

SECTION 4.08.    Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Storm Recovery Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Government Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09.    Taxes. So long as any of the Storm Recovery Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Storm Recovery Property; provided that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10.    Issuance Advice Letter. The Seller hereby agrees not to withdraw the filing of the Issuance Advice Letter with the Council.

SECTION 4.11.    Tariff. The Seller hereby agrees to make all reasonable efforts to keep each Tariff in full force and effect at all times.

SECTION 4.12    Notice of Breach to Rating Agencies, Etc. Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee and the Rating Agencies of such breach. For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Storm Recovery Bonds will be deemed to be a material breach for purposes of this Section 4.12.

SECTION 4.13.    Use of Proceeds. The Seller shall use the proceeds of the sale of the Storm Recovery Property in accordance with the Financing Order and the Storm Recovery Securitization Law.

SECTION 4.14.    Further Assurances. Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE V	THE SELLER
SECTION 5.01.    Liability of Seller; Indemnities.

(a)The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.
(b)The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Bondholders as a result of their ownership of a Storm Recovery Bond) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Storm Recovery Property to the Issuer, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Storm Recovery Bond.
(c)The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Bondholders as a result of their ownership of a Storm Recovery Bond) that may at any time be imposed on or asserted against any such Person as a result of the Issuer’s ownership and assignment of the Storm Recovery Property, the issuance and sale by the Issuer of the Storm Recovery Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Storm Recovery Bond.
(d)The Seller shall indemnify the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against all Losses that may be imposed on, incurred by or asserted against each such Person, in each such case, as a result of the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement.
(e)Indemnification under Sections 5.01(b), 5.01(c), 5.01(d) and 5.01(f) shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses), except as otherwise expressly provided in this Agreement.
(f)The Seller shall indemnify the Indenture Trustee (for itself) and the Independent Managers, and any of their respective Affiliates, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of the Seller’s breach of any of its representations and warranties or covenants contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller’s breach. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(f), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(f) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(f), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Seller shall authorize the Indemnified Person to employ separate counsel at the expense of the Seller or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.
(g)The Seller shall indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to Section 5.02(d) of the Servicing Agreement which are not paid as Operating Expenses in accordance with the priorities set forth in Section 8.02(e) of the Indenture.
(h)The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.
(i)Indemnification under this Section 5.01 shall survive any repeal of, rescission of, modification of, or supplement to, or judicial invalidation of, the Storm Recovery Securitization Law or any Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank in priority with other general, unsecured obligations of the Seller. The Seller will not indemnify any party under this agreement for any changes in law after the Closing Date in respect of the Storm Recovery Bonds, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.
(j)There is no indemnification under this Section 5.01 based solely on the inability or failure of Customers to timely pay all or a portion of the Storm Recovery Charges.

SECTION 5.02.    Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged, converted or consolidated, (b) that may result from any reorganization, merger (including, without limitation, any merger commonly referred to as a “merger by division”), conversion or consolidation to which the Seller shall be a party, or (c) that may acquire or succeed to (whether by merger, division, conversion, consolidation, reorganization, sale, transfer, lease, management contract or otherwise) 1) the properties and assets of the Seller substantially as a whole, 2) all or substantially all of the electric transmission and distribution business of the Seller which is required to provide electric service to the Customers (or, if transmission and distribution are not provided by a single entity, the distribution business of the Seller required to provide electric service to the Customers), or 3) the distribution system business assets of the Seller, and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption), shall be a successor to the Seller under this Agreement (a “Permitted Successor”) without further act on the part of any of the parties to this Agreement; provided, however, that
(i)immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Article III or Article IV shall be breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,
(ii)the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from Independent counsel stating that such consolidation, conversion, merger, division, reorganization, sale, transfer, lease, management contract transaction, acquisition or other succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,
(iii)the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from Independent counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuer, including filings with the Council pursuant to the Storm Recovery Securitization Law, have been authorized, executed and filed that are necessary to fully preserve and protect the respective interest of the Issuer and the Indenture Trustee in all of the Storm Recovery Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, and
(iv)the Seller shall have given the Rating Agencies prior written notice of such transaction, or, in the case of clause (c)(3) above, the Rating Agency Condition shall be satisfied.
When the conditions set forth in this Section 5.02 have been satisfied, the preceding Seller shall automatically and without further notice (except as provided in clause (iv) above) be released from all of its obligations hereunder.
SECTION 5.03.    Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI	MISCELLANEOUS PROVISIONS
SECTION 6.01.    Amendment. This Agreement may be amended in writing by the Seller and the Issuer, with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition, (iii) the satisfaction of the condition set forth below in Section 6.02, (iv) if such amendment is reasonably anticipated to increase Ongoing Financing Costs, the consent of the Council pursuant to Section 6.02 and (v) if any amendment would adversely affect the interest of any Holder of the Storm Recovery Bonds in any material respect, the consent of a majority of the Holders of each affected Tranche of Storm Recovery Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.
Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel from Independent counsel of the Seller stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.01(c)(i) of the Servicing Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.
SECTION 6.02.    Council Condition. No amendment or modification to this Agreement that is reasonably anticipated to increase Ongoing Financing Costs shall be effective unless the process set forth in this Section 6.02 has been followed.
(a)At least 31 days prior to the effectiveness of any amendment or modification subject to this Section 6.02 and after obtaining the other necessary approvals set forth in Section 6.01, (except that the consent of the Indenture Trustee may be subject to the consent of the Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification), the Seller shall have delivered to the Council written notification of any proposed amendment or modification, which notification shall contain:
(i)a reference to Docket No. UD-14-01;

(ii)an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and
(iii)a statement identifying the person to whom the Council or its staff is to address any response to the proposed amendment or modification or to request additional time.
(b)The Council or its staff shall, within 30 days of receiving the notification complying with Section 6.02(a) above, either:
(i)provide notice of its consent or lack of consent to the person specified in Section 6.02(a)(iii) above, or
(ii)be conclusively deemed to have consented to the proposed amendment or modification, unless, within 30 days of receiving the notification complying with Section 6.02(a) above, the Council or its staff delivers to the office of the person specified in Section 6.02(a)(iii) above a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to consent to the proposed amendment or modification. If the Council or its staff requests an extension of time in the manner set forth in the preceding sentence, then the Council shall either provide notice of its consent or lack of consent to the person specified in Section 6.02(a)(iii) no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the Council shall become effective on the later of (x) the date proposed by the parties to such amendment or modification and (y) the first day after the expiration of the 30-day period provided for in this Section 6.02(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.
(c)Following the delivery of a notice to the Council by the Seller under Section 6.02(a), the Seller and the Issuer shall have the right at any time to withdraw from the Council further consideration of any notification of a proposed amendment. Such withdrawal shall be evidenced by the prompt written notice thereof by the Seller to the Council, the Indenture Trustee, the Issuer and the Servicer.

SECTION 6.03.    Notices. All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:
(d)in the case of the Servicer, to Entergy New Orleans, Inc., at 1600 Perdido Street, New Orleans, Louisiana 70112, Attention: President, Telephone: (504) 670‑3700, Facsimile: (504) 670‑3605 with a copy to Entergy Services, Inc., 639 Loyola Ave, New Orleans, Louisiana 70113, Attention: Treasurer, Facsimile: (504) 576‑4455;
(e)in the case of the Issuer, to Entergy New Orleans Storm Recovery Funding I, L.L.C. at 1600 Perdido Street, New Orleans, Louisiana 70112, Attention: President, Telephone (504) 670-3700, Facsimile:  (504) 670 3605 with a copy to Entergy Services, Inc., 639 Loyola Ave, New Orleans, Louisiana 70113, Attention: Treasurer, Facsimile: (504) 576‑4455;
(f)in the case of the Indenture Trustee, to the Corporate Trust Office;
(g)in the case of the Council, to Council of the City of New Orleans;
(h)in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, Telephone: (212) 553‑3686, Facsimile: (212) 553‑0573;
(i)in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, by Electronic Means to Servicer_reports@sandp.com, or for physical delivery to 55 Water Street, 42nd Floor, New York, New York 10041, Attention: ABS Surveillance Group - New Assets, Telephone: (212) 438‑2000, Facsimile: (646) 219‑6290; or

(j)as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.04.    Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.05.    Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Storm Recovery Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.06.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.07.    Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.08.    Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; but no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

SECTION 6.09.    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.10.    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.11.    Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the Storm Recovery Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties.

SECTION 6.12.    Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., as Issuer

By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer

ENTERGY NEW ORLEANS, INC., as Seller

By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer

Acknowledged and Accepted:
THE BANK OF NEW YORK MELLON, as Indenture Trustee
By: /s/ Leslie Morales Name: Leslie Morales Title: Vice President

Signature Page to
Storm Recovery Property Purchase and Sale Agreement

EXHIBIT A
FORM OF BILL OF SALE
This Bill of Sale is being delivered pursuant to the Storm Recovery Property Purchase and Sale Agreement, dated as of [_____], 2015 (the “Sale Agreement”), by and between Entergy Louisiana, LLC (the “Seller”) and Entergy New Orleans Storm Recovery Funding I, L.L.C. (the “Issuer”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.
In consideration of the Issuer’s delivery to or upon the order of the Seller of $[______], on the Closing Date the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the Storm Recovery Property described in Financing Order No. [________], issued on [_____], 2015 (such sale, transfer, assignment, setting over and conveyance of the Storm Recovery Property includes, to the fullest extent permitted by the Storm Recovery Securitization Law, the right to impose, bill, charge, collect and receive Storm Recovery Charges and the assignment of all revenues, collections, claims, rights to payment, payments, money or proceeds of or arising from the Storm Recovery Charges related to the Storm Recovery Property, as the same may be adjusted from time to time). This Bill of Sale covers all of the Storm Recovery Property described in the Financing Order. Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 1230 of the Storm Recovery Securitization Law and other applicable law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Storm Recovery Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance on the Closing Date contemplated hereby the Seller has no right, title or interest in or to the Storm Recovery Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right in and to the Storm Recovery Property to the Issuer, and (ii) as provided in Section 1230(4) of the Storm Recovery Securitization Law, appropriate financing statements has been filed and such transfer is perfected against Customers owing payment of Storm Recovery Charges, creditors of the Seller, subsequent transferees, and all other third parties, notwithstanding the absence of actual knowledge of or notice to the Customers of the sale, assignment, or transfer. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 1230 of the Storm Recovery Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of such Storm Recovery Property and as the creation of a security interest (within the meaning of the Storm Recovery Securitization Law and the Louisiana UCC) in the Storm Recovery Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Storm Recovery Property to the Issuer, the Seller hereby grants a security interest in all right, title and interest of the Seller in and to the Storm Recovery Property described in the Financing Order, to the Issuer (and, to the extent necessary to qualify the grant as a security interest under the Storm Recovery Securitization Law and the Louisiana UCC, to the Indenture Trustee for the benefit of the Secured Parties to secure the right of the Issuer under the Basic Documents to receive the Storm Recovery Charges and all other Storm Recovery Property).
The Issuer does hereby purchase the Storm Recovery Property from the Seller for the consideration set forth in the preceding paragraph.
The Seller and the Issuer each acknowledge and agree that the purchase price for the Storm Recovery Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the Closing Date as if made on the date hereof and (ii) each condition precedent that must be satisfied under Section 2.02 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.
This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the ___ day of ___________, ______.

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C.

By: ________________________________ Name: Title:

ENTERGY NEW ORLEANS, INC

By: ________________________________ Name: Title: